SCHEDULE 14C INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE SOLVIS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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THE SOLVIS GROUP, INC.
701 N. Green Valley Pkwy, Ste 200
Henderson, NV 89074
Phone: (702) 564 7979

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
To be held May 29, 2007

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated April 20, 2007, in lieu of a special meeting of the shareholders. The following actions will be effective on or about June 1, 2007:

1.	The election of six persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2.
To approve an amendment to the Certificate of Incorporation in order to effect a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each thirty outstanding shares of Common Stock;

3.
To approve the Company's 2007 Stock Option Plan (the "2007 Stock Option Plan"), pursuant to which 10,000,000 shares (prior to the stock combination noted in Item 2 above) of the Company's common stock will be reserved for issuance over the term of the 2007 Stock Option Plan;

4.	To ratify the appointment of PMB Helin Donovan, LLP ("PMB+HD"), as the Company's independent auditors for the fiscal year ending September 30, 2007; and

5.	To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors

/s/ Eric Gaer
________________________
Eric W. Gaer
Chief Executive Officer

Dated: April 20, 2007

THE SOLVIS GROUP, INC.
701 N. Green Valley Pkwy, Ste 200
Henderson, NV 89074
Phone: (702) 564 7979

INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND
RULE 14C PROMULGATED THERETO

NOTICE OF CORPORATE ACTION
BY WRITTEN SHAREHOLDER CONSENT
WITHOUT SPECIAL MEETING OF THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of The Solvis Group, Inc., a Nevada corporation, to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of The Solvis Group, Inc. entitled to vote thereon. This action is being taken in accordance with the requirements of the Nevada Revised Statutes related to corporate law of the State of Nevada.

The Solvis Group Inc.’s board of directors determined that the close of business on April 15, 2007 was the record date ("Record Date") for the stockholders entitled to notice about the actions authorizing:

1.
The election of five persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2.
To approve an amendment to the Certificate of Incorporation in order to effect a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each thirty outstanding shares of Common Stock;

3.
To approve the Company's 2007 Stock Option Plan (the "2007 Stock Option Plan"), pursuant to which10,000,000 shares (prior to the stock combination noted in Item 2 above) of the Company's common stock will be reserved for issuance over the term of the 2007 Stock Option Plan;

4.	To ratify the appointment of PMB Helin Donovan, LLP ("PMB+HD"), as the Company's independent auditors for the fiscal year ending September 30, 2007; and

5.	To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Under Section 78.320 of the Nevada General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved these actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of these actions by written consent of the stockholders owning a majority of the outstanding voting securities of The Solvis, Group, Inc. entitled to vote thereon.

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

On April 17, 2007, the board of directors approved each of the Actions and authorized The Solvis Group Inc.'s officers to deliver this Information Statement.

The executive offices of The Solvis Group, Inc. are located at 6185 Paseo Del Norte, Suite 200A, Carlsbad, CA 92011 and its telephone number is (760) 930-9530.

This Information Statement will first be mailed to stockholders on or about April 25, 2005 and is being furnished for informational purposes only.

Dissenter's Right of Appraisal

Under Nevada law, The Solvisd Group, Inc.’s dissenting shareholders are not entitled to appraisal rights, and The Solvis Group, Inc. will not independently provide our shareholders with any such right.

Voting Securities and Principal Holders Thereof

As of the Record Date, there were 69,888,698 common shares outstanding. The Common Stock constitutes the outstanding class of voting securities of The Solvis Group , Inc. The shares have been considered fully diluted, for a total amount of 69,888,698 shares used for purposes of the ownership percentage calculations. Each share entitles the holder to one (1) vote on all matters submitted to shareholders.

Shareholders representing over 51.0% of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring the stock combination. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of April 15, 2007:

Total Common Issued and Outstanding:  69,888,698
Votes Possible:                                              69,888,698
Votes by Written Consent    See below

Beneficial Owner	Common Shares	Votes In Favor	% of Total Votes

Eric W. Gaer	30,000,000	30,000,000	42,9%
John Capezzuto	5,000,000	5,000,000	7.2%
Liberty Financial	5,000,000	5,000,000	7,2%
Linda Critchfield	7,000,000	7,000,000	10.0%

Total	47,000,000	47,000,000	67.2%

PROPOSAL 1
ELECTION OF THE BOARD

Nominees For Election as Directors

The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Management has selected six nominees of which four are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. The proxies received by the Proxy holders cannot be voted for more than six directors, and, unless otherwise instructed, the Proxy holders will vote such proxies for the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected directors of the Company.

If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The Board is not aware of any circumstances that would render any nominee unavailable for election.

The following table sets forth certain information regarding the nominees for election as directors.

Name	Age	Since	Director Title
Richard H. Green	71	2003	Chairman of the Board
Eric W. Gaer	58	2003	Chief Executive Officer and Director
John Capezzuto	61	2000	Director
David Stevens	60	2006	Secretary and Director
Russell P. Dunnum	51	2007	Director

DR. RICHARD H. GREEN has served as a director since 2003 and as Chairman of the Board since 2005. He is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965. He also serves as a Director of Dalrada Financial Corporation.

ERIC W. GAER has served as a director since 2003. He was appointed Chief Executive officer in December 2006. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 2004 to 2006, he was Vice President of Marketing and Investor Relations for Dalrada Financial Corporation, a financial services company that was, until January 2007, the parent company of The Solvis Group, Inc. From 1996 to 1998, he was Chairman, President and CEO of Greenland Corporation, a publicly-held company in San Diego, California. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 30 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including THE SOLVIS GROUP, INC., Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. He is also a licensed insurance and real estate broker in California. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge.

JOHN CAPEZZUTO has served as a director of the Company since its inception in 1986. He served as president from 1986 to 2002, when a controlling interest in the Company was acquired by Dalrada Financial Corporation (formerly THE SOLVIS GROUP, INC.). He is currently Chief Executive Officer of Warning Management Services, Inc., a provider of modeling and entertainment services and staffing. Mr. Capezzuto's employment history includes various managerial positions and directorships, Exhibitronix Inc., Modular Display Systems, Inc., Tabery Corporation, Delta Transport, and American Distributing Company.

DAVID STEVENS has been a director since 2006. He has been an attorney in San Diego since 1972, specializing in civil and tort litigation and business law. He has lectured for the San Diego Trial Lawyers Association and at Cal Western School of Law. In addition to his legal experience, Mr. Stevens has served on a number of boards, including Berkline Corporation, G&S Exploratory Mining Company, and the advisory board of National University (Pre-law education). He received his Juris Doctor degree from Cal Western School of Law.

RUSS DUNNUM joined the Board of Directors in March 2007. He is founder and President of WorkMed San Diego, industrial care providers. He is also a recognized expert on workers’ compensation issues and serves as a consultant to the California Assembly Insurance Committee. Previously, he has served as Medical Director for a number of organizations, including The Institute of Workcomp Advisors, Back Works Rehabilitation, Oasis Medical Group, and Sharp Rees-Stealy Medical Group. He has also served as a tournament physician for the PGA Tour and team physician for the San Diego Chargers (NFL), San Diego Sockers (MISL), Los Angeles Lakers (NBA), and the University of San Diego (NCAA. Dr. Dunnum received his medical degree from Brown University Medical School in 1984. He holds a number of Board certifications and is affiliated with many medical associations throughout the U.S.

The Board also meets to annually review the Chief Executive Officer’s performance. The Board of Directors will consider shareholder recommendations for candidates to the Board. The name of any recommended candidate for director, including the candidate’s willingness to serve if elected, should be sent to the attention of the Secretary of the Company.

Director and Committee Compensation

Directors receive fees of $1,500 per month. Mr. Gaer and Mr. Stevens receive an additional $500 per month as CEO and Secretary, respectively; and Dr. Green, as Chairman, receives an additional $1,500 per month.

PROPOSAL 2
APPROVAL OF AN AMENDMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO AFFECT A REVERSE SPLIT
OF THE COMMON STOCK

General

As of April 20, 2007, (the dates of the Written Consents), 69,888,698 shares of Common Stock were issued and outstanding with votes of 69,888,698 votes thus, Stockholders representing no less than (half of total shares) votes from Common Stock, were required to execute the Written Consents to effect the matter set forth therein. As discussed under “Matter Set Forth in the Written Consents,” shareholders owning 47,000,000 (67.2%) of the votes of Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the stock combination.

Purposes of the Reverse Split

The main purpose of the Reverse Split would be to increase the market price of the Common Stock in order to make the Common Stock more attractive to raise financing (and, therefore, both raise cash to support the Company's operations and increase the Company's net tangible assets. The Common Stock traded on the Pink Sheets from approximately $0.0001 to approximately $0.01 for the past year. This has reduced the attractiveness of using the Common Stock or instruments convertible or exercisable into Common Stock in order to raise financing to support the Company's operations and to increase the Company's net worth.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

Giving the Board authority to implement the Reverse Split will help avoid the necessity of calling a special meeting of stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to effectuate a financing or acquisition.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. However, shares issued in connection with the conversion of remaining debt, or for working capital, or acquisitions, would most likely dilute the value of shares held by individual shareholders. There are no anti-dilution protections for the debt holders. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non--assessable. The Company will continue to be subject to the periodic reporting requirements of the Securi-ties Exchange Act of 1934, as amended.

Certain Effects of the Reverse Split

The following table illustrates the principal effects of the Reverse Split to the 69,888,698 shares of Common Stock outstanding as of April 20, 2007:

	Prior to	After 1-for-30
	Reverse Stock	Reverse Stock
	Split	Split
Number of Shares

Common Stock Authorized	200,000,000	200,000,000

Common Stock Outstanding (1)	69,888,698	2,329,623

Available for future sale	130,111,302	197,670,377

(1) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares. Stockholders should recognize that, the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 30 if the reverse is thirty to one, as adjusted to include New Shares to be issued in lieu of fractional shares.

While a Reverse Split may result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 10 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If this amendment is approved by the Company's stockholders, and if the Board still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay affecting the Reverse Split until as late as December 31, 2007 without re-soliciting stockholder approval. The Reverse Split will become effective on the date of filing the amendment at the time specified in the amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certifi-cates representing Old Shares in exchange for certificates representing New Shares in accor-dance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surren-dered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares at the exchange ratio. Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

No Dissenter's Rights

Under Nevada law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with such stockholder's own tax advisor with respect to the consequences of the Reverse Split.

The Reverse Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

PROPOSAL 3
APPROVAL OF 2007 EMPLOYEE STOCK OPTION PLAN

The Company's stockholders are being asked to approve the 2007 Employee Stock Option Plan (the "2007 Stock Option Plan"), pursuant to which 10,000,000 shares of Common Stock will be reserved for issuance. The Board has authorized the implementation of the 2007 Stock Option Plan as a comprehensive equity incentive program to attract and retain the services of those persons essential to the Company's growth and financial success. The 2007 Stock Option Plan was adopted by the Board on February 15, 2007 and would become effective if the proposal is approved by a majority of the shares of Common Stock entitled to vote at the Meeting.

The following summary describes the material features of the 2007 Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2007 Stock Option Plan. A complete form of the 2007 Stock Option Plan has been attached hereto as Exhibit B.

The following is a summary of the material features of the 2007 Stock Option Plan.

Shares Subject to the Option Plan and Eligibility

The 2007 Stock Option Plan authorizes the grant of options to purchase a maximum of 10,000,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees and directors of the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2007 Stock Option Plan.

Type of Options

Options granted under the 2007 Stock Option Plan may either be incentive stock options ("ISO’s"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, which do not qualify as ISO’s ("NQSO’s"). ISO’s may only be granted to employees.

Administration

The 2007 Stock Option Plan is to be administered by the Compensation Committee, which will consist of "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also expected that Committee members will be "outside directors," within the meaning of Section 162(m) of the Code. Those administering the 2007 Stock Option Plan are referred to as the "Administrators."

Among other things, the Administrators are empowered to determine, within the express limits contained in the 2007 Stock Option Plan, the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms and conditions relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 2007 Stock Option Plan and make all other determinations necessary or advisable for administering the 2007 Stock Option Plan.

Terms and Conditions of Options

Options granted under the 2007 Stock Option Plan are subject to, among other things, the following terms and conditions:

(a) The exercise price of each option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

(b) Options may be granted for terms established by the Administrators; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

(c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 500,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $1,000,000.

(d) The exercise price of each option is payable in full upon exercise or, if the Administrators permit, in installments. Payment of the exercise price of an option may be made in cash, or, if the Administrators permit, in shares of the Company's Common Stock or any combination thereof.

(e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

(f) Except as may otherwise be provided in the option contract related to the option, if the optionee's relationship with the Company as an employee or director is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship at any time, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Except as may be provided in the option contract related to the option, an option is not affected by a change in the status of an optionee so long as the optionee continues to be an employee or director of the Company. Except as otherwise provided in the optionee's option contract, in the case of the death of an optionee while an employee or director (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the optionee's option contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the option.

(g) The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, exercise or vesting of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

Adjustment in Event of Capital Changes

In the event of any change in the Company's Common Stock by reason of any stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, exchange of shares or the like, the following adjustments to the 2007 Stock Option Plan shall be made to:

•	the number and kind of shares available under the 2007 Stock Option Plan;

•	the number and kind of shares subject to the 2007 Stock Option Plan;

•	each outstanding option;

•	the exercise prices of outstanding options; and

•	the limitations on the number of shares that may be granted to any employee in any calendar year.

Any outstanding options shall terminate upon the earliest occurrence of any of the following events, unless other provision is made therefor in the applicable event:

•	the liquidation or dissolution of the Company; or

•
a transaction (or series of related transactions) that is approved by a majority of the members of the Board as elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets)

in which either:

•
the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction ceases to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction; or

•	the registration of the Company's Common Stock under the Securities Exchange Act of 1934 is terminated.

Duration and Amendment of the 2007 Stock Option Plan

No option may be granted under the 2007 Stock Option Plan after September 30, 2017. The Board may at any time terminate or amend the 2007 Stock Option Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would:

•
except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which options may be granted under the 2007 Stock Option Plan or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year;

•	change the eligibility requirements for persons who may receive options under the 2007 Stock Option Plan; or

•	make any change for which applicable law requires stockholder approval.

No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

Federal Income Tax Treatment

The following is a general summary of the federal income tax consequences under current tax law of NQSO’s and ISO’s. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. In addition, the rules summarized herein are based on laws, regulations, cases and rulings currently in effect, all of which are subject to change possibly on a retroactive basis.

An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, the optionee recognizes long-term or short-term capital gain or loss equal to the difference between the amount realized on such sale and the fair market value of the shares on the date acquired (plus or minus any other adjustments to the basis of the shares), depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the optionee, the optionee recognizes long-term capital gain or loss and the Company is not entitled to a deduction. However, if the optionee disposes of such shares within another required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct such amount.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment that increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Valuation

On April 20, 2007, the closing price of the Company's Common Stock on The Pink Sheets was $0.001 per share.

PROPOSAL 4
RATIFICATION OF INDEPENDENT AUDITORS

The accounting firm of Helin Donovan, LLP ("PMB+HD"), formerly Pohl, McNabola, Berg and Company, LLP will serve as the Company’s independent public auditors during the fiscal year ended September 30, 2007.

Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the common stock present and entitled to vote at the meeting should not approve the selection of PMB+HD, the Board shall reconsider the proposal.

During the 2005 and 2006 fiscal years, the Company did not incur any auditing fees or associated expenses.

OTHER INFORMATION REGARDING THE COMPANY

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of April 20, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company’s directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o The Solvis Group, Inc., 6185Paseo Del Norte, Suite 200A, Carlsbad, CA 92011

	Pre Adjustment for Reverse Split			Post Adjustment
Name and Address	Number of Shares		Percent		Percent
of Beneficial Owner (1)	Beneficially Owned (2)		of Class	Shares	of Class
Brian Bonar	9,000,000	(4)	6.7%	174,390	5.2%
Steven Fryer	7,500,000	(5)	5.5%	144,390	4.3%

Directors and officers

Eric W. Gaer	37,500,000	(3)	27.9%	1,000,000	30.0%
Richard Green	8,500,000	(6)	6.3%	164,390	4.9%
John Capezzuto	12,500,000	(7)	9.3%	311,057	9.3%
L. William Brann III	12,000,000	(8)	8.9%	200,000	6.0%
David Stevens	750,000	(9)	0.6%	25,000	0.8%
Russell P. Dunnum	750,000	(10)	0.6%	25,000	0.8%
Robert A. Dietrich	7,500,000	(12)	5.5%	144,390	4.3%

All current directors and
Executive Officers
(Group of 7)	79,500,000		59.2%	1,869,837	56.2%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The address of each holder is the same as the address of the Company.

(2) Percentage based on 134,388,698 shares of common stock outstanding as of April 25, 2007, including shares underlying each shareholder’s options and/or warrants. Post reverse split and adjustment of directors’ warrants in May 2007, there will be 3,329,624 shares outstanding.

(3) Includes 7,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(4) Includes 9,000,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(5) Includes 7,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(6) Includes 8,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(7) Includes 12,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(8) Includes 12,000,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(9) Includes 750,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(10) Includes 750,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

(11) Includes 7,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 20, 2007.

EXECUTIVE OFFICERS

The executive officers of the Company as of April 25, 2007, are as follows:

Name	Age	Position

Eric W. Gaer	58	Chief Executive Officer
L. William Brann III	52	Chief Operating Officer
Robert A. Dietrich	61	Chief Financial Officer

ERIC W. GAER has been nominated to serve as directors of the Company. See "Proposal 1 - Election of the Board" for a discussion of their respective business experience.

L. WILLIAM (“BILL”) BRANN III has been Chief Operating Officer since 2003. He had been a director of the Company from 2004 to April 2007. He served as Executive Vice President of Sales and Marketing for Dalrada Financial Corporation from 2003 to December 2006 during which time the company grew from $20 million to $150 million in annual revenues. Previously, he was owner and CEO of a diversified Michigan-based staffing company for 15 years. He built the company to sales of over $35 million in annual revenues with 13 offices throughout the mid-west. He has held a variety senior sales management positions in the staffing industry since 1974.

ROBERT A. DIETRICH has served the Company’s Chief Financial Officer since 2006. He served as a director of the Company from 2003 to 2005. He has broad management and finance experience. Most recently, he was President and CEO of Semper Resources Corporation, a public natural resources holding company in Irvine, California. Previously, he was President and CEO of Cyberair Communications Inc., a privately-held telecommunications company with strategic interests in Internet communications and "bandwidth" expansion technologies, as well as domestic and international telephone services, in Irvine, California. From 1996 to 2000, Mr. Dietrich was Managing Director and CFO of Ventana International, Ltd., Irvine, California, a venture capital and private investment banking firm. From 1990 to 1994, Mr. Dietrich was Vice President and Chief Financial Officer of CEI, Inc., in Santa Ana, California, a commercial furnishings firm, prior to joining Ventana. Mr. Dietrich is a graduate of the University of Notre Dame, with a bachelor’s degree in accounting, and the University of Detroit, with a master’s degree in finance.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the cash compensation and certain other compensation paid, awarded, or accrued, by the Company to the Company's Chief Executive Officer and the two most highly compensated executive officers who were serving at the end of the fiscal year ended September 30, 2006 and two former executive officers who served the Company and its subsidiaries for the fiscal years ended June 30, 2005 and 2006. The listed individuals shall be hereinafter referred to as the "Named Officers."

ANNUAL COMPENSATION

				Long-term
				Compensation
Name and Position	Fiscal Year	Salary	Other	Options/SARs

Brian Bonar (1)	2005	-0-	-0-	-0-
Chairman and CEO	2006	-0-	-0-	-0-

John Capezzuto (2)	2005	-0-	-0-	-0-
President	2006	-0-	-0-	-0-

Eric W. Gaer (3)	2005	-0-	-0-	-0-
Chief Executive Officer	2006	-0-	-0-	-0-

L William Brann (4)	2005	$ 150,000	-0-	-0-
Chief Operating Officer	2006	$ 150,000	$ 170,796	-0-

(1) Mr. Bonar resigned his positions effective December 1, 2006. His compensation was paid directly by Dalrada Financial Corporation, the parent company.
(2) Mr. Capezzuto has not been a company officer since 2005. Any compensation was paid by directly by Dalrada Financial Corporation, the parent company.
(3) Mr. Gaer joined the company in December 2006.
(4) Mr. Brann’s compensation for 2006 included salary and sales commissions.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

There were no option exercises in the 2006 Fiscal Year by Company officers. Warrants to purchase Common Stock are included as options. No stock appreciation rights were held by them at the end of the 2006 Fiscal Year.

BOARD AND COMMITTEE MEETINGS

The Board held eight (8) meetings during the fiscal year ended September 30, 2006.

The Company's audit committee (the "Audit Committee"), composed of Messrs. Green and Capezzuto, met one (1) time during the fiscal year ended September 30, 2006, to review the Company's financial statements and other matters, and to meet with the Company's independent auditors to discuss plans to accomplish the outstanding audits for fiscal 2004, 2005, and 2006, which have not yet been completed.

The Company's compensation committee (the "Compensation Committee"), composed of Mssrs. Green and Stevens, met one (1) time following the end of the fiscal year ended September 30, 2006, to review executive compensation and the status of the Company's employee stock option plans.

Dr. Green has also served, in the past, as a member of the board of directors and compensation committee of Dalrada Financial Corporation.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other Company equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

BUSINESS ETHICS CONFLICTS OF INTERESTS POLICY

The Company has adopted a Policy Statement on Business Ethics and Conflicts of Interest, which was approved by the Board of Directors, applicable to all employees.

DIRECTOR AND COMMITTEE COMPENSATION

Directors receive fees of $1,500 per month. Mr. Gaer and Mr. Stevens receive an additional $500 per month as CEO and Secretary, respectively; and Dr. Green, as Chairman, receives an additional $1,500 per month.

ANNUAL REPORT ON FORM 10-KSB

The Company has not filed an Annual Report on Form 10-KSB with the SEC for the last three fiscal years, but expects to become current after completion of its outstanding independent audits. Copies of the associated Form 10-KSB reports for the fiscal years ended September 30, 2004, 2005, and 2006 will be available to stockholders as they are filed. The outstanding Form 10-KSB’s are not incorporated into this Proxy Statement and are not considered proxy solicitation material.

Stockholders may copies of our reports electronically, without charge, by writing to David Stevens, Secretary of the Company, at the Company's principal executive offices located at 6185 Paseo Del Norte, Suite 200A, Carlsbad California 92011.

ADDITIONAL INFORMATION

Please read all the sections of this information statement carefully. The Solvis, Group, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by The Solvis, Group, Inc. with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

Incorporation of Information by Reference

The following documents, which are on file with the Commission (Exchange Act File No. 000-30443) are incorporated in this Information Statement by reference and made a part hereof:

i.)	Current Report on Form 8-K filed April 6, 2007, reporting a change in Auditors.

ii.)	Current Report on Form 8-K filed April 2, 2007 reporting Solvis separation from Dalrada.

iii.)	Current Report on Form 8-K filed February 5, 2007, reporting change of Auditor’s Name.

iv.)	Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2003

All documents filed by The Solvis, Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this information statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this information statement and filed with the Commission prior to the date of this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

The Solvis, Group, Inc. will provide without charge to each person to whom this information statement is delivered, upon written or oral request of such person, to Mr. Eric Gaer, Secretary, The Solvis, Group, Inc., 6185 Paseo Del Norte, Suite 200A, Carlsbad California 92011, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).

CONCLUSION

As a matter of regulatory compliance, The Solvis, Group, Inc. is sending you this Information Statement, which describes the purpose and effect of the actions set forth herein. As the requisite stockholder vote for the actions set forth herein, including any amendment to The Solvis, Group, Inc.'s Articles of Incorporation as described in this Information Statement was obtained upon the delivery of the written consent of a majority of the shareholders (none required), WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE. This Information Statement is intended to provide The Solvis, Group, Inc.'s stockholders information required by the rules and regulations of the Securities and Exchange Act of 1934.

Pursuant to the requirements of the Securities Exchange Act of 1934, The Solvis, Group, Inc. has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

     THE SOLVIS, GROUP, INC.

     By: /s/ Richard Green
     --------------------------
     Richard Green, Chairman

Exhibit A
Proposed Form of the 1998 Stock Option Plan

2007 STOCK OPTION PLAN
Of
THE SOLVIS GROUP, INC.

1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) and directors of, and consultants to, THE SOLVIS GROUP, INC., a Nevada corporation (the "Company"), or any Parent or Subsidiary (as such terms are defined in Paragraph 19 hereof) of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISO’s ("NQSO’s"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12 hereof, the aggregate number of shares of Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 10,000,000 (prior to the reverse split of the Company’s common stock contemplated to become effective June 1, 2007. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13 hereof, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee (the "Compensation Committee of the Company's Board of Directors (the "Committee"), which Committee, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"), shall consist of not less than two (2) directors, each of whom shall be a non-employee director within the meaning of Rule 16b-3. Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall be the acts of the Committee. Those administering the Plan are referred to herein as the "Administrators".

4. Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine: the employees, consultants and directors who shall be granted options; whether an option to be granted to a employee is to be in ISO or an NQSO (options to be granted to consultants and directors who are not employees shall be NQSO’s); the times when an option shall be granted; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant, the vesting or the exercise of an option or the shares acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 hereof (the "Contract"), including, without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as such term is defined in Paragraph 19 hereof), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such restrictions or contingencies have been met; whether an optionee is Disabled (as such term is defined in Paragraph 19 hereof); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan, or any amendment to either, which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders in order to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties thereto. No Administrator or former Administrator shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

5. ELIGIBILITY. The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to (a) employees (including officers and directors who are employees) of, (b) directors (who are not employees) of, and (c) consultants to, the Company or any Parent or Subsidiary of the Company. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine, in their sole discretion, as set forth in the applicable Contract; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan (the "162(m) Maximum") shall be 250,000 shares; and provided, further, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5 hereof) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $1,000,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

6. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

7. The fair market value of a share of Common Stock on any day shall be (a) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day, or (b) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported by the market upon which the Common Stock is quoted, The Wall Street Journal, the National Quotation Bureau Incorporated or an independent dealer in the Common Stock, as determined by the Company; provided, however, that if clauses (a) and (b) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

8. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

9. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5 hereof) equal to the aggregate exercise price of all options being exercised or a combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including payments for any required withholding amounts, have been made.

10. The Administrators may, in their sole discretion (in the Contract or otherwise), permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

11. A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

12. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

13. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Subsidiaries and Parent as an employee, director or consultant has terminated for any reason (other than as a result of the death or Disability (as such term is defined in Paragraph 19 hereof) of the Optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as such term is defined in Paragraph 19 hereof), or (b) without the consent of the Company, such option shall terminate immediately.

14. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

15. Notwithstanding the foregoing, except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of having changed from one position to another or having been transferred from one entity to another).

16. Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, as a director of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

17. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an individual optionee dies (a) while he is an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company or such Subsidiary or Parent) or (c) within one year following the termination of such relationship by reason of Disability, the optionee's option may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as defined in Paragraph 19) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

18. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of Disability (without continuing in another such capacity) may exercise the optionee's option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

19. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

20. The Administrators may require, in their sole discretion, as a condition to the receipt of an option or the exercise of any option that the optionee execute and deliver to the Company such representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators determine are necessary or appropriate to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

21. In addition, if at any time the Administrators shall determine, in their sole discretion, that the listing or qualification of the shares of Common Stock subject to any option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or self-regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock upon the exercise thereof, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

22. CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, which Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators. The terms of each option and Contract need not be identical.

23. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

24. In the event of (a) the liquidation or dissolution of the Company, or (b) a transaction (or series of related transactions) that is approved by a majority of the members of the Company’s Board of Directors who were elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) and in which either (i) the voting power (in the election of directors generally) of the Company’s voting securities outstanding immediately prior to such transaction(s) cease to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s) or (ii) the registration of the Common Stock under the Securities Exchange Act of 1934 is terminated, then all outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

25. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on February 15, 2007. No ISO may be granted under the Plan after September 30, 2017. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISO’s granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3, Section 162(m) of the Code or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12 hereof, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive options hereunder or (c) make any change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect the optionee's rights under any option granted under the Plan. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

26. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided in the immediately preceding sentence, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

27. WITHHOLDING TAXES. The Company, a Subsidiary or Parent may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date (determined in accordance with Paragraph 5 hereof) or a combination of cash and shares, in an amount equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company, a Subsidiary or Parent may require the holder to pay to it such amount, in cash, promptly upon demand.

28. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

29. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

30.   USE OF PROCEEDS. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its discretion.

31. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the Company's stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19 thereof) or assume the prior options of such Constituent Corporation.

32. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Cause" shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause within the meaning of applicable state law.

(b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

(c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

(e) "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

(f) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

33. GOVERNING LAW; CONSTRUCTION. The Plan, the options and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict of law provisions.

34. Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

35. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

36. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval; provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before April 20, 2007, the Plan and any options granted hereunder shall terminate.